CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 17 (File No. 33-56672) under the Securities Act of 1933 and Post-Effective Amendment No. 19 (File No. 811-7418) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of Legg Mason Global Trust, Inc. of our reports dated February 5, 1999 on our audits of the financial statements and financial highlights of Legg Mason Global Trust, Inc. (consisting of Global Government Trust, International Equity Trust and Emerging Markets Trust) and the Bartlett Europe Fund (comprising one portfolio of the Bartlett Capital Trust) as of December 31, 1998 and for the respective periods then ended, which reports are included in the Annual Reports to Shareholders.

We also consent to the reference to our firm under the captions "Financial Highlights" in each Prospectus and "The Corporation's Independent Accountants" in the Statement of Additional Information.




PricewaterhouseCoopers LLP
Baltimore, Maryland
July 15, 1999